STATE OF NEVADA
ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

June 25, 2007

Job Number	Corporation Number
C20070625-2136	C173-1985

Filing Description	Document Filing Number	Date/Time of Filing
Designation	20070433952-45	June25, 2007 03:15:39PM

Corporation Name	Resident Agent

BLUEGATE CORPORATION	CORPORATION TRUST COMPANY OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,
/s/ Ross Miller
ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

STATE OF NEVADA
ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE

BLUEGATE- DANA KIRKPATRICK	June 26, 2007
701 NORTH POST OAK RD STE 630
HOUSTON, TX 77024

Job	C20070625-2136
Number:

Job Contents:
NV Corp Filing Acknowledgement(s):	1
File Stamped Copy(s):	1

Special Handling Instructions:

DESIGNATION 1FS REG MAIL 6-26-07 CM

BLUEGATE- DANA KIRKPATRICK
701 NORTH POST OAK RD STE 630
HOUSTON, TX 77024

STATE OF NEVADA
ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
OFFICE OF THE
SECRETARY OF STATE

Job Receipt

June 26, 2007

Job Number:	C20070625-2136
Account Number:

Charges
Description	Document Number	Filing Date/Time	Qty	Price	Amount
Designation	20070433952-45	6/25/2007 3:15:39 PM	1	$175.00	$175.00
24 Hour Expedite	20070433952-45	6/25/2007 3:15:39 PM	1	$125.00	$125.00
Total					$300.00

Payments
Type	Description	Amount
Credit	213815107062605069248	$300.00
Total		$300.00

Job Balance: $0.00

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20070433952-46
Filing Date and Time 06/25/2007 3:15 PM
Entity Number C173-1985

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation
For Nevada Profit Corporations.
(Pursuant to NRS 78.1955)
1. Name of corporation:

BIuegate Corporation

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation. this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Bluegate Corporation, (hereinafter referred to as the "Company"), a corporation duly organized and existing under the laws of the State of Nevada,
DOES HEREBY CERTIFY:
That, the Articles of Incorporation of the Company authorizes the issuance of 10,000,000 shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Company the authority to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued:

RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Series C Convertible Non-Redeemable Preferred Stock, par value $.001 ("Series C Convertible Preferred Stock"), is hereby authorized and created, said series to consist of up to 48 shares, with a stated value of $12,500,00 per share of Series C Convertible Preferred Stock.  The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations, restrictions thereof shall be as follow: (SEE ATTACHMENT)

3. Effective date of filing (optional):
(must not be later than 30 days after the certificate is filled)

4, Officer Signature (Required):	X /s/ illegible

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees.

CERTIFICATE OF THE DESIGNATION,
PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES C CONVERTIBLE NON-REDEEMABLE PREFERRED STOCK OF
BLUEGATE CORPORATION.

Bluegate Corporation, (hereinafter referred to as the "Company"), a corporation duly organized and existing under the laws of the State of Nevada,

DOES HEREBY CERTIFY:

That, the Articles of Incorporation of the Company authorizes the issuance of 10,000,000 shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Company the authority to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued:

RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Series C Convertible Non-Redeemable Preferred Stock, par value $.001 ("Series C Convertible Preferred Stock"), is hereby authorized and created, said series to consist of up to 48 shares, with a stated value of $12,500.00 per share of Series C Convertible Preferred Stock. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof shall be as follow:

1.	No dividends on Series C Convertible Preferred Stock. There are no dividends on Series C Convertible Preferred Stock.

2.	Conversion of Series C Convertible Preferred Stock.
(a)
Each holder of shares of Series C Convertible Preferred Stock may, at his option and at any time and from time to time, convert any or all  such shares, into fully paid and non-assessable shares of the Company's Common Stock at a conversion ratio of 25,000 shares of Common Stock for each share of Series C Convertible Preferred Stock. Fractional Conversions are permitted.

(b)
To exercise his conversion privilege, the holder of any shares of Series C Convertible Preferred Stock shall surrender to the Company during regular business hours at the principal executive offices of the Company or the offices of the transfer agent for the Series C Convertible Preferred Stock or at such other place as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Company (if required by it), accompanied by written notice stating that the holder irrevocably elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." Within five (5) business days after the date on which such delivery is made, the Company shall issue and send (with receipt to be acknowledged) to the holder thereof for the holder's designee, at the address designated by such holder, a certificate or certificates for the number of full and fractional shares of Common Stock to which the holder is entitled as a result of such conversion.  The holder shall be deemed to have become a stockholder of record of the number of shares of Common Stock into which the shares of Series C Convertible Preferred Stock have been converted on the applicable Conversion Date unless the transfer books of the Company are closed on that date, in which event he shall be deemed to have become a stockholder or record of such shares on the next succeeding date on which the transfer books are open.  Upon conversion of only a portion of the number of share of Series C Convertible Preferred Stock represented  by a certificate or certificates surrendered for conversion, the Company shall within three (3) business days after the date on which such delivery is made, issue and send (with receipt to be acknowledged) to the holder thereof or the holder's designee, at the address designated by such holder, a new certificate covering the number of shares of Series C Convertible Preferred Stock representing the unconverted portion of the certificate or certificates so surrendered,

(c)
The Company shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series C Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series C Convertible Preferred Stock from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Nevada, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series C Convertible Preferred Stock at the time outstanding.

(d)
If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series C Convertible Preferred Stock require listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible meet such listing or approval, as the case may be.

(e)
All shares of Common Stock which may be issued upon conversion of the shares of Series C Convertible Preferred Stock will upon issuance by the Company be validly issued, fully paid and non-assessable and free from all taxes, lieus and charges with respect to the issuance therefor.

(f)
In case any shares of Series C Convertible Preferred Stock shall be converted pursuant hereto, or purchased or otherwise acquired by the Company, the shares so converted, purchased or acquired shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued, but not as shares of Series C Convertible Preferred Stock.

(g)	The conversion ratio of the Series C Convertible Preferred Stock into Common Stock of the Company shall be subject to adjustment from time to time as follows:
(i)
Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall pay or make a dividend or distribution on any class or capital stock of the Company in Common Stock, the conversion ratio in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of Common Stock, the conversion ratio in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

(ii)	Non-Cash Dividends, Stock Purchase Rights, Capital Reorganization and Dissolutions. In the event:
(a)	that the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution payable otherwise than in case; or
(b)
that the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or other securities, or to receive any other rights; or

(c)
of any capital reorganization of the Company, reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Company with or into another corporation, share exchange for all outstanding shares of Common Stock under a plan of exchange to which the Company is a party, or conveyance of all or substantially all of the assets of the Company to another corporation; or

(d)	of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, and in any such ease, the Company shall cause to be mailed to the holders of record of the outstanding Series C Convertible Preferred Stock, at least 10 days prior to the date hereinafter specified, a notice stating the date on which (x) record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which holders of Company securities of record shall be entitled to exchange their shares of Company securities for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up.

3.
Voting of Series C Convertible Preferred Stock. The shares of Series C Convertible Preferred Stock shall be entitled to vote, together with the shares of the Company's Common Stock, on all matters presented at any annual or special, meeting of stockholders of the Company, or may act by written consent in the same manner as the holders of the Company's Common Stock; upon the following basis: each holder of Series C Convertible Preferred Stock shall be entitled to cast such number of votes for each share of Series C Convertible Preferred Stock held by such holder on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to fifteen (15) times the number of shares of the Company's Common Stock into which each of such holder's shares of Series C Convertible Preferred Stock is convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent The Series C Convertible Preferred Stock and any other stock having voting rights shall vote together as one class, except as provided by law,

4.	Liquidation Rights.
(a)
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series C Convertible Preferred Stock then outstanding shall be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of any other class of capital stock of the Company, an amount equal to $12,500.00 per share ("Liquidation Amount").

(b)
A consolidation or merger of the Company (in the event that the Company is not the surviving entity) or sale of all or substantially all of the Company's assets shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning herein. In the event of such a liquidation as contemplated herein, the holders of Series C Convertible Preferred Stock shall be entitled to received an amount equal to the Liquidation Amount.

(c)
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company which involves the distribution of assets other than cash, the Company shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of this Series C Convertible Preferred Stock, other preferred stock, and the holders of shares of Common Stock. The Company shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series C Convertible Preferred Stock of the appraiser's valuation.

5.	No Redemption by the Company. Series C Convertible Preferred Stock is not redeemable by the Company.

IN WITNESS WHEREOF, Bluegate Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Stephen J. Sperco, its Chief Executive Officer and Charles E. Leibold, its Chief Financial Officer, this  25  day of June, 2007.

Blugate Corporation

/s/ Stephen J. Sperco
Stephen J. Sperco, Chief Executive Officer

/s/ Charles E. Leibold
Charles E. Leibold, Chief Financial Officer

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared Stephen J. Sperco, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL of officer this 25th day of June 2007.

Barbara C. Fullerton Notary Public State of Texas My Commission Expires November 13, 2007	/s/ Barbara C. Fullerton
NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this day personally appeared Charles E. Leibold, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
day of June 2007.

GIVEN UNDER MY HAND AND SEAL of office this 25th day of June 2007.

Barbara C. Fullerton Notary Public State of Texas My Commission Expires November 13, 2007	/s/ Barbara C. Fullerton
NOTARY PUBLIC IN AND FOR THE STATE OF TEXAS